Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-193469 and 333-219713), Form S-4 (No. 333-115274), and Form S-8 (Nos. 333-170401, 333-193470, 333-221585, 333-228118, 333-233338, and 333-234437) of Synaptics Incorporated of our report dated October 9, 2020 relating to the financial statements of DisplayLink Corp., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

October 9, 2020